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CODE OF ETHICS


MORGAN KEEGAN SELECT FUND, INC.

REGIONS MORGAN KEEGAN SELECT FUNDS

RMK HIGH INCOME FUND, INC.

RMK STRATEGIC INCOME FUND, INC.

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Revised January 2004

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INTRODUCTION
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This Code of Ethics  ("Code")  has been  adopted by Morgan  Keegan  Select Fund,
Inc., Regions Morgan Keegan Select Funds, RMK High Income Fund, Inc. and RMK Strategic Income Fund, Inc. (each a "Fund" and collectively the "Funds") pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

In adopting this Code, the Funds recognize that certain of their affiliated persons owe a fiduciary duty to the Funds and must (1) at all times place the interests of Funds first; (2) conduct personal securities transactions in a manner consistent with this Code and avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and (3) adhere to the fundamental standard that personnel associated with the Funds should not take inappropriate advantage of their positions.

This Code applies to Access Persons of the Funds (as defined below). The Funds' investment advisers and principal underwriters have adopted codes of ethics pursuant to Rule 17j-1. Access Persons who are directors, trustees, officers or Advisory Persons of the Funds' investment advisers or principal underwriters or their affiliates, and subject to those organizations' codes of ethics, are not subject to this Code.

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DEFINITIONS
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ACCESS PERSON is defined as any director, trustee, officer or Advisory Person of the Funds.

ACCOUNT is defined as the following securities accounts: any personal account; any joint or tenant-in-common account in which the person has an interest or is a participant; any account for which the person acts as trustee, executor, or custodian; any account over which the person has investment discretion or otherwise can exercise control (other than non-related clients' accounts over which the person has investment discretion), including the accounts of entities controlled directly or indirectly by the person; any other account in which the person has a direct or indirect Beneficial Interest provided, however, that Account shall not include any securities account over which the person has no investment discretion and cannot exercise control over any investment decisions, including any blind trusts.

ADVISER means Morgan Asset Management, Inc. ("MAM") or any other investment adviser or sub-adviser of a Fund or series thereof.

ADVISORY PERSON is defined as (i) any employee of the Funds (or of any company in a control relationship with the Funds) who, in connection with the employee's regular functions or duties, makes, participates in, or obtains information regarding the purchases or sales of Covered Securities by the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any other person the Legal/Compliance Department designates as an Advisory Person.

BENEFICIAL OWNERSHIP/INTEREST means a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934) ("1934 Act") that is held or shared by a person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in a security. The term "pecuniary interest," as it is defined under the 1934 Act, is generally understood to mean having the opportunity to share, directly or indirectly, in any profit or loss on a transaction in securities,

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

including but not limited to all joint accounts, partnerships and trusts. An Access Person is presumed to have Beneficial Ownership of any Immediate Family member's account.

COVERED SECURITY is defined as a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, repurchase agreements, or shares issued by open-end funds.

EQUIVALENT SECURITY is defined as any Securities issued by the same entity as the issuer or a security, including options, rights, warrants, preferred stock, restricted stock, bonds and other obligations of that issuer.

IMMEDIATE FAMILY is defined as a person's spouse, a person's minor child, any adult residing in the same household as the person, any relative dependant on the person for financial support, and any other person designated by the Legal/Compliance Department.

INDEPENDENT FUND DIRECTOR/TRUSTEE is defined as a director or trustee of the Funds who is not an "interested person" of the Funds within the meaning of
Section 2(a)(19) of the 1940 Act.

INITIAL PUBLIC OFFERING is defined as an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

INVESTMENT PERSONNEL are defined as those Access Persons of the Funds who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities by the Funds or who obtains information concerning recommendations made to the Funds regarding the purchase or sale of securities by the Funds.

LIMITED OFFERING is defined as an offering that is exempt from registration under the Securities Act of 1933 ("1933 Act") pursuant to Section 4(2) or
Section 4(6) or 77d(6)) or pursuant to rule 504, rule 505, or rule 506 under the 1933 Act, or pursuant to any other exemption.

PORTFOLIO SECURITIES is defined as stocks, notes, bonds, debentures, or other evidences of indebtedness and all derivative investments, such as options and warrants, being held by a Fund, or presently being contemplated for purchase by a Fund.

SECURITIES TRANSACTION is defined as a purchase or sale of securities, or writing an option to purchase or sell a Covered Security.

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1.   GENERAL PROHIBITIONS
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No Access Person of a Fund, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund, shall:

     A.   Employ any device, scheme or artifice to defraud the Fund;

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     B.   Make to the Fund any untrue  statement  of a material  fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     C. Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

     D.   Engage in any manipulative practice with respect to the Fund.

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2.   IMPLEMENTATION OF THE CODE
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_______________________,  ___________ of the Funds  (hereinafter  referred to as the "Supervisor"), shall be responsible for the implementation of this Code, including the issuance of procedures, forms and guidelines as deemed necessary for such implementation. The Supervisor may designate one or more individuals to assist him in carrying out the terms and responsibilities of this Code. Any questions concerning this Code should be directed to the Supervisor or the Legal/Compliance Department.

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3.   ACCESS PERSON REPORTING REQUIREMENTS
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In addition to the Trade Reporting  Requirements  described in Section 7 of this
Code, Access Persons must provide to the Supervisor or his designee personal holdings disclosure reports as described below. Each report must include the date that the report was submitted to the Supervisor or his designee. The Supervisor or his designee will identify all Access Persons who are required to make reports under Section 3 of this Code and will inform those persons of their reporting obligations. A list of all persons required to make reports under this section will be maintained as described in Section 14 of this Code.

3.1  INITIAL HOLDINGS REPORT
     -----------------------

     No later than 10 days after a person becomes an Access Person, he/she must submit an Initial Holdings Report including the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person. In addition, with respect to brokerage accounts, the Initial Holdings Report must include the name of any broker, dealer, or bank with whom the Access Person maintained an account in which Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person.

3.2  QUARTERLY TRANSACTIONS REPORT
     -----------------------------

     No later than 10 days after the end of a calendar quarter, each Access Person must submit a Quarterly Transactions Report which contains the following:

     A. TRANSACTION SUMMARIES. A summary of all transactions conducted during the quarter in Covered Securities in which the Access Person had any direct or beneficial ownership and indicating the status of any and all outside directorships. The Transaction Summaries must include:

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

          i. The nature and date of the transaction (i.e. purchase, sale, or any other type of acquisition or disposition):

          ii. The title, interest rate, maturity date, number of shares and principal amount of each Covered Security involved;

          iii. The name of the broker, dealer or bank with or through which the transaction was effected; and

          iv. The price of the Covered Security at which the transaction was effected.

     B. ACCOUNTS REPORT. In addition with respect to brokerage accounts, the Quarterly Holdings Report must include the name of any broker, dealer, or bank with whom an account was established during the quarter in which Securities were held for the direct or indirect benefit of the Access Person and the date such account was established.

In the event that an Access Person is required by this section to file a Quarterly Holdings Report for a period in which he or she cannot identify any personal holdings or transactions which would require reporting, the Access Person will instead file a signed Certification of Exemption, certifying that he or she is not required to report any holdings or transactions in the said period.

3.3  ANNUAL HOLDINGS REPORT
     ----------------------

     According to a schedule adopted by the Supervisor or his designee, each Access Person must submit an Annual Holdings Report which is current as of a date no more than thirty (30) days before the report is submitted. The Annual Holdings Report must include the following:

     A. HOLDINGS SUMMARY. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership. In addition, with respect to brokerage accounts, the Annual Holdings Report must include the name of any broker, dealer, or bank with whom the Access Person maintained an account in which Securities were held for the direct or indirect benefit of the Access Person. Independent Fund Directors/Trustees do not need to submit a Holdings Summary.

     B. ANNUAL CERTIFICATION OF COMPLIANCE. Each Annual Holdings Report will also include an Annual Certification of Compliance, signed by the Access Person, in which the Access Person certifies that he or she has read and understands this Code, has complied with the requirements of this Code and has reported all Securities Transactions in Accounts required to be disclosed or reported pursuant to the requirements of this Code.

3.4  EXEMPTION FOR INDEPENDENT FUND DIRECTORS/TRUSTEES
     -------------------------------------------------

     A. Independent Fund Directors/Trustees are exempt from the "initial reporting requirements" and "annual reporting requirements" contained in this section.

     B. Independent Fund Directors/Trustees are not required to submit Quarterly Holdings Reports as required by this section unless the
          Independent  Fund   Director/Trustee   knows  or,  in  the  course  of

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

          fulfilling his or her official duties as a Fund Director/Trustee, should have known, that during the fifteen day period immediately before or after the Independent Fund Director's/Trustee's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund considered purchasing or selling the Covered Security.

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4.   PRE-CLEARANCE REQUIREMENTS
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All Securities  Transactions  in Accounts held by Advisory  Persons,  Investment
Personnel or their Immediate Families are subject to prior authorization by the Supervisor or his designee subject to the limitations and exceptions set forth below. The Supervisor or his designee shall seek prior authorization for his/her Securities Transactions from the Legal/Compliance Department. The provisions of this Section 4 shall not apply to Independent Fund Directors/Trustees.

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5.   TRADING RESTRICTIONS
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All Advisory  Persons,  Investment  Personnel and their  Immediate  Families are prohibited from engaging in the following Securities Transactions in Accounts:

     A. Any transaction in a Covered Security while in possession of material nonpublic information regarding the Covered Security or the issuer of the Covered Security.

     B. Transactions intended to raise, lower, or maintain the price of any Covered Security or to create a false appearance of active trading.

     C. Purchases or sales of Covered Securities, or writing an option to purchase or sell a Covered Security, at a time when the person has knowledge of an intention to purchase or sell that Covered Security (or an Equivalent Security) on behalf of the Funds. This prohibition applies whether the Securities Transaction is in the same (two purchases) or the opposite (a purchase and sale) direction of the transaction of the Funds.

     D. Any purchase or sale of Covered Securities, including writing an option to purchase or sell a Covered Security, on any day during which the Funds have a pending "buy" or "sell" order in the same Covered Security (or Equivalent Security) until that order is executed or withdrawn, unless an explanation of why the trade is necessary is provided and provision is made for the Funds trade to take precedence, in terms of price, over the trade in question. Prior to approving a trade, the Supervisor or his designee shall determine whether there is an open order for the Covered Security by the Funds.

     E. Any acquisition of Securities in an Initial Public Offering (other than a new offering of a registered open-end investment company), unless with prior approval. A record of any approval granted under this paragraph and the reasons for such approval will be maintained as described in Section 14 of this Code.

     F. Any acquisition of Covered Securities in a Limited Offering or private placement, unless with prior approval. The Supervisor or his designee may grant approval after considering, among other factors, whether the investment opportunity should be reserved for the Funds and whether

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                                       5
          the opportunity is being offered to the person by virtue of his or her position. In the event any person is authorized to acquire and has acquired Covered Securities in a Limited Offering, he or she is required to disclose that investment to the Supervisor or his designee if the investment plays a part in any subsequent consideration of an investment in the issuer by the Funds. The decision to purchase
          Securities of the issuer by the Funds must be authorized by the Supervisor or his designee. A record of any approval granted under this paragraph and the reasons for such approval will be maintained as described in Section 14 of this Code.

     G. Purchases of a Portfolio Security within sixty (60) days of a sale of the Portfolio Security and sales of a Portfolio Security within sixty
          (60) days of a purchase of the Portfolio Security absent an agreement to give up all profits of the transaction.

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6.   EXEMPTIONS
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The  following  Securities   Transactions  are  exempt  from  the  pre-clearance
requirements set forth in Section 4 and the prohibitions set forth in Section 5, except as further explained below:

     A. MUTUAL FUNDS. Securities issued by any registered open-end investment companies (including but not limited to the Funds);

     B. NO KNOWLEDGE. Securities Transactions where neither the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

     C. CERTAIN CORPORATE ACTIONS. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

     D. EXERCISE OF RIGHTS. Any acquisition of Securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent the rights were acquired in the issue;

     E. COMMODITIES, FUTURES AND OPTIONS ON FUTURES. Commodities, futures (including currency futures) and options on futures are not subject to pre-clearance, nor to the seven (7) day blackout, sixty (60) day profit disgorgement and prohibited transaction provisions of Section 5, but are subject to transaction reporting;

     F. GIFTS AND BEQUESTS. Receipt of Securities as gifts and bequests and the making of personal or charitable gifts and bequests of Securities; and

     G. Miscellaneous. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposits, (3) commercial paper,
          (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, (6) other Securities which may from time to time be exempted in writing by the Securities and Exchange Commission.

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

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All Access Persons and their Immediate  Families must arrange for the Supervisor or his designee to receive directly from the broker, dealer, or bank in question, duplicate copies of each confirmation and periodic statements for each Securities Transaction in each Account. If any such Access Person is unable to arrange for duplicate confirmations and statements to be sent, he or she must immediately notify the Supervisor or his designee. This provision shall not apply to Independent Fund Directors/Trustees.

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8.   CONFIDENTIALITY/CONFLICTS OF INTEREST
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8.1  ALL ACCESS  PERSONS ARE  PROHIBITED  FROM  REVEALING  (except to the extent necessary in the normal course of the fulfillment of required duties on behalf of the Funds), OR ACTING UPON FOR PERSONAL BENEFIT, ANY INFORMATION RELATING TO THE INVESTMENT INTENTIONS, ACTIVITIES OR PORTFOLIO HOLDINGS OF THE FUNDS.

8.2 ALL ACCESS PERSONS ARE PROHIBITED FROM TAKING PERSONAL ADVANTAGE OF ANY INVESTMENT OPPORTUNITY PROPERLY BELONGING TO THE FUNDS.

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9.   GIFTS
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9.1  ACCEPTING GIFTS
     ---------------

     On occasion, because of their position with the Funds, Advisory Persons may be offered, or may receive without notice, gifts from clients, outside vendors, or other persons who do business or are seeking to do business with the Funds. Solicitation of such gifts or gratuities is unprofessional and is strictly prohibited. This provision shall not apply to gifts received from Immediate Family members who give any such gifts in that capacity.

     Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of the Funds. Gifts of a nominal value (I.E., gifts with a reasonable value of no more $100 a year) and customary business lunches, dinners, entertainment (e.g., sporting events) and promotional items (E.G., pens, mugs, T-shirts) may be accepted.

     If any gift is received that might be prohibited under this Code, the Advisory Person involved must immediately inform the Supervisor or his designee.

9.2  GIVING GIFTS
     ------------

     Advisory Persons may not give any gift with a value in excess of $100 per year to any other person associated with securities or financial organizations, other member organization, including exchanges, commodity firms, news media, or clients of the Funds' Adviser or principal underwriters. This provision shall not apply to gifts to Immediate Family members given in that capacity.

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

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10.  UNDUE INFLUENCE
--------------------------------------------------------------------------------

NO PERSON MAY CAUSE OR ATTEMPT TO CAUSE THE FUNDS TO PURCHASE, SELL OR HOLD ANY SECURITY IN A MANNER CALCULATED TO CREATE ANY PERSONAL BENEFIT TO SUCH PERSON.

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11.  SERVICE AS A DIRECTOR
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No  Advisory  Person may serve on the board of  directors  of a publicly  traded company not affiliated with the Funds' Adviser, absent prior authorization from the Supervisor or his designee. The Supervisor or his designee shall consult with the Legal/Compliance Department as is necessary to carry out this provision of the Code. If prior approval to serve as a director of a company is granted by the Supervisor or his designee, the Advisory Person has an affirmative duty to excuse himself/herself from participating in any deliberations by the Funds regarding possible investments in the securities issued by the company on whose board the Advisory Person sits. The provisions of this Section 11 shall not apply to the Independent Fund Directors/Trustees.

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12.  CODE OF ETHICS REVIW COMMITTEE
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12.1 INVESTIGATING VIOLATIONS OF THE CODE
     ------------------------------------

     The Code of Ethics Review Committee is responsible for investigating any reported or suspected violation of the Code and imposing sanctions. Any such investigation may be delegated to the Legal/Compliance Department. Investigations shall include discussions/interviews with the involved parties as well as the gathering of documentary evidence (i.e., including but not limited to, trading, journals, account statements, etc.).This information will be utilized to determine if any violation has occurred.

12.2 ANNUAL REPORTS
     --------------

     The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code and will prepare an annual report to the Funds' Board of Directors. The report will:

          (i) Describe any issues arising under this Code since the last report to the Board of Directors, including but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and

          (ii) Certify  that  the  Funds  have  adopted  procedures   reasonably
               necessary to prevent Access Persons from violating the Code.

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                                       8

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13.  REMEDIES
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13.1 SANCTIONS
     ---------

     If the Code of Ethics Review Committee determines that any Access Person has committed a violation of this Code, the Committee may recommend the imposition of such sanctions, subject to review as set forth below, as it deems appropriate, including reversal of the transaction(s) in question and forfeiture of any profit or absorption of any loss derived there from, a letter of censure, or suspension or termination of the employment of the violator for cause.

13.2 REVIEW
     ------

     Whenever the Code of Ethics Review Committee determines that any Access Person has committed a violation of this Code that merits remedial action, it will report to the Supervisor or his designee information relating to the investigation of the violation, including any recommended sanctions. The Supervisor or his designee shall have the power to modify or increase the sanction as he or she deems appropriate. In performing this function, the Supervisor or his designee shall have access to all information considered by the Code of Ethics Review Committee in relation to the case.

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14.  RECORDKEEPING
--------------------------------------------------------------------------------

A copy of all of the following information, supplied pursuant to this Code, will be retained at the principal place of business of the Funds for at least five years after the end of the fiscal year in which the report is submitted:

     (A). A copy of the current Code of Ethics, in addition to a copy of any Code of Ethics in effect at any time within the past five years;

     (B). A list of all persons, currently or within the last five years, who are or were required to make Personal Holdings Reports and the names of any employees designated by the Supervisor or his designee who are or were responsible for reviewing those reports (as described in Section 3 of this Code);

     (C). Personal Holdings Reports (including Initial Holdings Reports, Quarterly Holdings Reports and Annual Holdings Reports) or Certifications of Exemption submitted by Access Persons (as described in Section 3);

     (D). A record of any pre-clearance approval of investments and the reasons for such approval (as described in Section 4);

     (E). A record of any approval granted for acquisition of Securities in an Initial Public Offering or Limited Offering and the reasons for such approval (as described in Sections 5.E and 5.F);

     (F). Trade Reports submitted by Access Persons (as described in Section 7); and

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                                       9

     (G). The Annual Report of the Code of Ethics Review Committee (as described in Section 12).

All such reports and information will be made available for reasonable periodic or any other special inspection by the Code of Ethics Review Committee, the Legal/Compliance Department, any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization and any state securities commission.

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                                       10

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APPENDIX

          Procedures

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A.1. INDIVIDUALS SUBJECT TO THE CODE
--------------------------------------------------------------------------------

The following individuals are subject to the Code:

     A.   ACCESS PERSONS:  William J. Mann, James Stillman McFadden,  W. Randall
          Pittman,   Mary  S.  Stone,   Archie  W.  Willis,  III  and  James  D.
          Witherington, Jr.

     B.   ADVISORY PERSONS:

     C. INDEPENDENT FUND DIRECTORS/TRUSTEES: William J. Mann, James Stillman McFadden, W. Randall Pittman, Mary S. Stone, Archie W. Willis, III and James D. Witherington, Jr.

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A.2. COMPLIANCE PROCEDURES
--------------------------------------------------------------------------------

A.2.1 GENERAL
      -------

      All Access Person Account statements provided pursuant to Section 7 (Trade Reporting Requirements) of the Code shall be compared with completed transactions of the Funds to monitor for possible violations. The basis of this comparison shall be the trading activity of the duplicated confirmations and statements versus a daily report of securities transactions for the Funds.

A.2.2 ACKNOWLEDGEMENT
      ---------------

      Signed acknowledgements are to be obtained from the persons listed in Section A.I. (Individuals Subject to the Code of Ethics) as follows:

      (A) A signed acknowledgement stating that the individual has read, understood and complied with the Code and that no transactions have been effected in conflict with the Code is to be obtained from all Access Persons, including Independent Fund Directors/Trustees.

      (B) A signed acknowledgement stating that the individual has no access to transactions or contemplated transactions prior to public disclosure is to be obtained from all Access Persons, including Independent Fund Directors/Trustees.

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                                        1

      (C) A signed acknowledgement stating that all personal transactions have been reported as required is to be obtained from all Access Persons, except for Independent Fund Directors/Trustees.

--------------------------------------------------------------------------------
A.3.  CODE OF ETHICS REVIEW COMMITTEE
--------------------------------------------------------------------------------

The Code of Ethics Review Committee shall be composed of the following persons:

      o    Kenneth Alderman, Director of the Funds; Vice Chairman & CEO, MAM

      o Charles D. Maxwell, Secretary and Assistant Treasurer of the Funds; Secretary and Treasurer of MAM; Assistant Treasurer and Assistant Secretary of Morgan Keegan & Company, Inc.

      o    James Kelsoe, Portfolio Manager, MAM

      o    Carter  Anthony,  President  of  the  Funds;  President  &  Portfolio
           Manager, MAM

The Code of Ethics Review Committee shall meet annually and on an as-needed basis.

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                                       2

NOTICE OF ACKNOWLEDGEMENT
-------------------------

MORGAN KEEGAN SELECT FUND, INC.

REGIONS MORGAN KEEGAN SELECT FUNDS

RMK HIGH INCOME FUND, INC.

RMK STRATEGIC INCOME FUND, INC.



I hereby acknowledge that I have received and reviewed the Code of Ethics and that I agree to comply with its requirements and with all amendments and/or additional requirements which may be included in the future.



-----------------------------------
DATE


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PRINTED NAME


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SIGNATURE






        PLEASE RETURN EXECUTED ACKNOWLEDGEMENTS TO THE SUPERVISOR OR HIS
                 DESIGNEE IDENTIFIED IN SECTION 2 OF THE CODE.


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